UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         July 25, 2014

VAPOR CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           (888) 766-5351

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K dated May 14, 2014 of Vapor Corp. (the “Company”), as filed with the Securities and Exchange Commission on May 15,  2014, on May 14, 2014, the Company and its newly formed wholly-owned subsidiary IVGI Acquisition, Inc., a Delaware corporation (the “Buyer”),  entered into an Asset Purchase Agreement (the “Purchase Agreement”) with International Vapor Group, Inc., a Delaware corporation (“International Vapor”), certain of International Vapor’s subsidiaries (together with International Vapor,  the “Sellers”) and the owners of International Vapor (the “Owners”), pursuant to which the Buyer will purchase the Sellers’ electronic cigarettes and vaporizers online, wholesale and retail operations (collectively, the “Business”) by acquiring substantially all of the Sellers’ assets and assuming certain of the Sellers’ liabilities in an asset purchase transaction (the “Transaction”).

On July 25, 2014, the Company, the Buyer and the Owners David Epstein, David Herrera and Nicolas Molina, in their capacities as the representatives of the Sellers and Owners, entered into a First Amendment to Asset Purchase Agreement  (the “First Amendment), pursuant to which the Purchase Agreement was amended in certain respects including:

●	the termination date of the Purchase Agreement was extended to September 30, 2014 from July 31, 2014;

●
prior to closing the Transaction, the Business will cease using the Vapor Zone® brands and the Business, as necessary, will be rebranded with one or more new brands mutually agreed upon by the parties;

●
the aggregate principal amount of secured loans International Vapor may obtain from the Company prior to closing the Transaction for purchasing inventory, among other purposes, was increased to $500,000 from $300,000 (on July 28, 2014, the Company made a secured loan to International Vapor in the aggregate principal amount of $500,000);

●
prior to closing the Transaction , the Company is required to enter into up to ten (10) real estate leases for new retail stores that the Sellers desire to add to their retail operations and fund up to $41,000 of the associated lease security deposits and expenses for the build out of each such retail store;

●
The Company may issue up to $250,000 in 43,200 shares of its common stock after the closing as reimbursement for certain of  the Sellers’ inventory bearing the Vapor Zone® brand that is not part of the Transaction to the extent the Sellers are not able to sell such inventory within 120 days after the closing of the Transaction; and

●
International Vapor’s and the Owners’ post-closing indemnity obligations were expanded to cover losses incurred by the Company (and other covered persons) resulting from any (i) liabilities arising from a third party finder’s fee agreement to which International Vapor is a party and (ii) liabilities arising from third party claims based on trademark infringement relating to the Business’ pre-closing use of the Vapor Zone® brands.

Closing of the Transaction is subject to the Company obtaining stockholder approval for issuance of the shares of its common stock that will be issued under the Purchase Agreement, as amended by the First Amendment, as well as additional customary closing conditions. The Company expects to close the Transaction as soon as possible but not later than September 30, 2014.

The foregoing description of the First Amendment  does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

On July 28, 2014, the Company issued a press release announcing the First Amendment, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description
10.1	First Amendment to Asset Purchase Agreement dated July 25, 2014 by and among Vapor Corp., IVGI Acquisition, Inc. and Nicolas Molina, David Epstein and David Herrera

99.1	Press Release of Vapor Corp. dated July 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.
(Registrant)

	By:	/s/Harlan Press
Harlan Press
Chief Financial Officer
Date: July 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Asset Purchase Agreement dated July 25, 2014 by and among Vapor Corp., IVGI Acquisition, Inc. and Nicolas Molina, David Epstein and David Herrera
99.1	Press Release of Vapor Corp. dated July 28, 2014